UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2016

NorthStar Real Estate Income Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-54671 (Commission File Number)	26-4141646 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01. Other Events
Determination of Estimated Value Per Share
Overview
On April 7, 2016, upon the recommendation of the audit committee (the “Audit Committee”) of the board of directors (the “Board”) of NorthStar Real Estate Income Trust, Inc. (“NorthStar Income”), the Board, including all of its independent directors, approved and established an updated estimated value per share of NorthStar Income’s common stock of $9.87. The estimated value per share is based upon the estimated value of NorthStar Income’s assets less the estimated value of NorthStar Income’s liabilities as of December 31, 2015, divided by the number of shares of NorthStar Income’s common stock outstanding as of December 31, 2015. The information used to generate the estimated value per share, including market information, investment- and property-level data and other information provided by third parties, was the most recent information practically available as of December 31, 2015.
Process
The estimated value per share was calculated with the assistance of NorthStar Income’s external advisor, NSAM J-NSI Ltd (the “Advisor”) and Duff & Phelps, LLC (“Duff & Phelps”), a third-party independent valuation and consulting firm engaged by NorthStar Income to assist with the valuation of its assets and liabilities. The engagement of Duff & Phelps was approved by the Board, including all of its independent directors. Duff & Phelps has extensive experience in conducting asset valuations, including of commercial real estate (“CRE”) debt, properties and real estate-related securities similar to those owned by NorthStar Income. In addition to its engagement by NorthStar Income, Duff & Phelps was independently retained by NorthStar Realty Finance Corp. (“NorthStar Realty”), which is externally managed by an affiliate of NorthStar Asset Management Group Inc. (“NSAM”), NorthStar Income’s sponsor, to perform valuation, positive assurance analysis and other services in connection with certain of NorthStar Realty’s investments. While NorthStar Income and other entities managed or sponsored by affiliates of NSAM have engaged or may engage Duff & Phelps in the future for services of various kinds, NorthStar Income believes that there are no material conflicts of interest with respect to its engagement of Duff & Phelps. In the ordinary course of their business, Duff & Phelps and its affiliates, directors and officers may structure and effect transactions for their own accounts or for the accounts of their customers in CRE assets of the same kind and in the same markets as NorthStar Income’s assets.
The Audit Committee recommended and the Board established the estimated value per share based upon the analyses and reports provided by Duff & Phelps and the Advisor, including an evaluation of NorthStar Income’s assets and liabilities as of December 31, 2015. In arriving at its recommendation, the Audit Committee relied in part on valuation methodologies that the Advisor and Duff & Phelps believe are standard and acceptable in the real estate and non-traded real estate investment trust (“REIT”) industries for the types of assets and liabilities held by NorthStar Income. The process for estimating the value of NorthStar Income’s assets and liabilities was performed in accordance with the provisions of the Investment Program Association Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs. NorthStar Income believes that the valuation was developed in a manner reasonably designed to ensure its reliability.
On April 7, 2016, Duff & Phelps delivered its report related to the valuation of NorthStar Income’s assets and liabilities as of December 31, 2015, including NorthStar Income’s 24 CRE debt investments (the “CRE Debt Investments”), 7 CRE property investments (the “CRE Properties”), two portfolios of real estate private equity funds interests (the “PE investments”) and eight commercial mortgage-backed securities (“CRE Securities”), as further described below.
The Board currently expects that NorthStar Income’s next estimated value per share will be based upon its assets and liabilities as of December 31, 2016 and that such value will be included in a report filed with the U.S. Securities and Exchange Commission. NorthStar Income intends to publish estimated values per share annually, although NorthStar Income may determine to publish such revised values more frequently.
Valuation Methodology
Valuation of Commercial Real Estate Debt Investments
The estimated value of NorthStar Income’s CRE Debt Investments was established by performing both credit and comparable market interest rate analyses for each investment. To evaluate the credit risk of each CRE Debt Investment, Duff & Phelps performed an appraisal of the collateral underlying each investment. Each appraisal was performed as of December 31, 2015 and performed in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. In general, Duff & Phelps relied upon an income approach to value, utilizing either a discounted cash flow (“DCF”) method or a direct capitalization method, which Duff & Phelps believes are appropriate methodologies for valuing assets similar to the collateral underlying NorthStar Income’s CRE Debt Investments. Discount and capitalization rates were selected by taking into account, among other factors, prevailing discount and capitalization rates in the commercial property sector as deemed appropriate for each property. In determining each appraised value, Duff & Phelps utilized all information that it deemed relevant, including information from the Advisor, its own data sources and market information provided by commercial real estate brokers, all of which it relied upon without independent verification. Duff & Phelps also reviewed other information, such as trends in capitalization rates, discount rates, interest rates, leasing rates and other economic factors. To the extent the appraised value of the collateral underlying an investment was greater than the outstanding principal amount of the applicable investment, such investment was considered to have full credit coverage. Duff & Phelps observed that the value of the underlying collateral for all of the CRE Debt Investments exceeded the applicable loan balance outstanding as of December 31, 2015.
In addition, Duff & Phelps applied a DCF analysis over the remaining projected term of the investment, taking into account prepayment and extension options available to each borrower. The cash flow estimates used in the DCF analysis were based on the investment’s contractual agreement and corresponding interest and principal cash flow. The expected cash flow was then discounted at an interest rate that Duff & Phelps estimated a current market participant would require for instruments with similar collateral and duration assuming an orderly market environment, taking into account, for example, remaining loan term, loan-to-value ratio, collateral type, debt service coverage, security position and other factors deemed relevant. The range of discount rates used by Duff & Phelps to estimate the value of the CRE Debt Investments was 3.4% to 13.2% and the weighted average discount rate was approximately 6.8%.
As of December 31, 2015, the estimated value of the CRE Debt Investments was $1.14 billion, compared with an aggregate outstanding principal amount of $1.10 billion (the “Principal Amount”). In addition, as of December 31, 2015, the CRE Debt Investments contained approximately $53.7 million of future funding commitments which were not included for purposes of calculating the estimated value per share.
Valuation of Commercial Real Estate Properties and Equity Interests
Appraisals were conducted by Duff & Phelps to determine the value of NorthStar Income’s CRE Properties consistent with the appraisal process described above in “Valuation of Commercial Real Estate Debt Investments.” In conducting its appraisal of the CRE Properties, Duff & Phelps utilized either a DCF method or a direct capitalization method. In addition, for certain CRE Debt Investments, NorthStar Income owns equity-like participations or other ownership interests in the underlying collateral (the “Equity Interests”) and, as appropriate, these Equity Interests were considered by Duff & Phelps in estimating NorthStar Income’s estimated value per share. The range of capitalization rates used to determine the value of the CRE Properties was 5.0% to 7.0% and the weighted average capitalization rate was 5.7%. The range of discount rates used to determine the value of the CRE Properties and the Equity Interests was 6.8% to 7.5% and the weighted average discount rate was 7.2%.
As of December 31, 2015, the estimated value of the CRE Properties and Equity Interests was $590.6 million, compared with an aggregate initial purchase price, including subsequent capital expenditures, of $429.1 million (the “Property Purchase Price”).

Valuation of Real Estate Private Equity Fund Limited Partnership Interests
To estimate the value of NorthStar Income’s PE Investments, Duff & Phelps applied a DCF analysis to the projected future cash flow of the underlying fund interests. The resulting aggregate value of the projected future cash flow was then modeled through the applicable PE Investment waterfall, taking into account the specific structures set forth in the governing documents for each PE Investment. The weighted average discount rate used to estimate the value of the PE Investments was approximately 9.9%.
As of December 31, 2015, the estimated value of the PE Investments was $114.0 million, compared with a net carrying value of $98.8 million (the “PE Investment Carrying Value”).

Valuation of Commercial Real Estate Securities
To estimate the value of NorthStar Income’s CRE Securities, Duff & Phelps reviewed the terms of each CRE Security and projected the future cash flow attributable to each CRE Security based on its underlying structure. In addition, Duff & Phelps reviewed observable trade and market data for similar assets, publicly available information and quotations provided by third party broker-dealers and other information deemed appropriate. Based on its review of this market data, Duff & Phelps established an estimated fair market price for each CRE Security.

As of December 31, 2015, the estimated value of the CRE Securities was $86.9 million, compared with a carrying value of $83.6 million (the “CRE Security Carrying Value”).
Valuation of Commercial Real Estate Liabilities
Duff & Phelps estimated the fair value of NorthStar Income’s long-term liabilities by discounting the stream of expected interest and principal payments for each liability by an interest rate that Duff & Phelps estimated a current market participant would require for instruments with similar collateral and duration assuming an orderly market environment, taking into account factors such as remaining loan term, loan-to-value ratio, collateral type, debt service coverage, security position and other factors deemed relevant. Securitization bonds payable were valued using observable trade and market data for similar liabilities, publicly available information and quotations provided by third party broker-dealers and other information deemed appropriate.
Cash, Other Assets and Other Liabilities
The fair value of NorthStar Income’s cash, other assets and other liabilities was estimated by Duff & Phelps to approximate carrying value as of December 31, 2015.
Estimated Net Asset Value Per Share
Based on the above valuations and estimates and subject to the assumptions and limiting conditions contained in its report, Duff & Phelps estimated that the net asset value per fully diluted common share outstanding of NorthStar Income’s common stock as of December 31, 2015 ranged from $9.10 to $9.87 per share. Based on its review of the Duff & Phelps report and the analysis and recommendation of the Advisor, the Audit Committee recommended and the Board approved an estimated net asset value per share of $9.87. In recommending an estimated value per share at the upper threshold of Duff & Phelps’ range of reasonable values, the Advisor and the Audit Committee considered a number of factors including, but not limited to, the underlying assumptions used by Duff & Phelps in generating its range of estimated per share values, the Advisor’s observations of credit spreads attainable in the market compared to the CRE Debt Investments, the structural protections and extension provisions of NorthStar Income’s CRE Debt Investments, the current tenancy and leasing prospects at the CRE Properties, the lag in reporting period and potential future distributions of the PE Investments and the quality and diversity of NorthStar Income’s portfolio. Previously, on December 16, 2014, upon the recommendation of the Audit Committee, the Board, including all of its independent directors, approved and established an estimated value per share of NorthStar Income’s common stock of $10.02 as of October 31, 2014.
The table below sets forth the calculation of NorthStar Income’s estimated value per share as of December 31, 2015 ($ in thousands, except per share values):

	Estimated Value	Estimated Value per Share
CRE Debt Investments	$1,137,862	$9.42
CRE Properties & Equity Interests	590,608	4.89
PE Investments	114,000	0.94
CRE Securities	86,905	0.72
Cash and other assets, net of other liabilities	254,143	2.10
Total Liabilities	(991,764)	(8.21)
Estimated net asset value as of December 31, 2015	$1,191,754	$9.87
Estimated enterprise value per share		None assumed

Shares outstanding (in thousands)	120,758
In the aggregate, the estimated value of NorthStar Income’s CRE Debt Investments, CRE Properties, PE Investments and CRE Securities of $1.9 billion represents an approximate 13% increase in value over the aggregate value of the Principal Amount, the Property Purchase Price, the PE Investment Carrying Value and the CRE Security Carrying Value.

The estimated net asset value per share recommended by the Advisor and the Audit Committee and approved by the Board does not reflect NorthStar Income’s “enterprise value,” which may include a premium or discount for:

•	the large size of NorthStar Income’s portfolio, as some buyers may pay more for a portfolio of investments compared to prices for individual investments;

•
the characteristics of NorthStar Income’s working capital, leverage, credit facilities and other financial structures where some buyers may ascribe different values based on synergies, cost savings or other attributes;

•	disposition and other expenses that would be necessary to realize the value;

•	the services being provided by personnel of the Advisor under the advisory agreement and NorthStar Income’s potential ability to secure the services of a management team on a long-term basis; or

•	the potential difference in per share value if NorthStar Income were to list its shares of common stock on a national securities exchange.

On April 7, 2016, Duff & Phelps delivered its final valuation report to the Audit Committee. The Audit Committee was given an opportunity to confer with the Advisor and Duff & Phelps regarding the methodologies and assumptions used therein and determined to recommend to the Board the estimated value per share of NorthStar Income’s common stock.
The Board is ultimately and solely responsible for the establishment of the estimated value per share of NorthStar Income’s common stock. In arriving at its determination of the estimated value per share, the Board considered all information provided in light of its own familiarity with NorthStar Income’s assets and unanimously approved the estimated value recommended by the Audit Committee.
Sensitivity Analysis
Changes to the key assumptions used to arrive at the estimated value per share, including the capitalization rates and discount rates used to value the CRE Debt Investments and CRE Properties, as well as the estimated value of the PE Investments and CRE Securities, would have a significant impact on the underlying value of NorthStar Income’s assets. The following table presents the impact on the estimated value per share of NorthStar Income’s common stock resulting from a 5.0% increase and decrease to (1) the discount rates applied to estimate the value of the CRE Debt Investments, (2) the discount rates and capitalization rates applied to estimate the value of the CRE Properties and Equity Interests and (3) the estimated aggregate value of the PE Investments and CRE Securities:

	Range of Value
	Low	Midpoint	High
Estimated Net Asset Value per Share	$9.52	$9.87	$10.21
Weighted Average Capitalization Rate (CRE Properties & Equity Interests)	6.0%	5.7%	5.4%
Weighted Average Discount Rate (CRE Properties & Equity Interests)	7.5%	7.2%	6.8%
Weighted Average Discount Rate (CRE Debt Investments)	6.9%	6.8%	6.7%
Assumed Value of PE Investments and CRE Securities (1)	95%	100%	105%

____________________________________

(1)	Expressed as a percentage of the value of the PE Investments and CRE Securities used in the final determination of the estimated value per share.

The following table presents the impact on the estimated value per share of NorthStar Income’s common stock resulting from a 5.0% increase and decrease to (1) the discount rates applied to estimate the value of the CRE Debt Investments, (2) the discount rates and capitalization rates applied to estimate the value of the CRE Properties and Equity Interests and (3) the estimated aggregate value of the PE Investments and CRE Securities, with the impact of each asset class within NorthStar Income’s portfolio shown in isolation:

	Range of Value
	Low	Midpoint	High
CRE Debt Investments (Discount Rates)	$9.81	$9.87	$9.94
CRE Properties & Equity Interests (Discount Rates)	$9.75	$9.87	$10.00
CRE Properties (Cap Rates)	$9.81	$9.87	$9.94
PE Investments & CRE Securities	$9.79	$9.87	$9.95
All investments	$9.52	$9.87	$10.21

Limitations and Risks
As with any valuation methodology, the methodologies used to determine the estimated value per share are based upon a number of estimates and assumptions that may prove later to be inaccurate or incomplete. Further, different market participants using different assumptions and estimates could derive different estimated values.
Although the Board relied on estimated values of NorthStar Income’s assets and liabilities in establishing the estimated value per share, the estimated value per share may bear no relationship to NorthStar Income’s book or asset value. In addition, the estimated value per share may not represent the price at which the shares of NorthStar Income’s common stock would trade on a national securities exchange, the amount realized in a sale, merger or liquidation of NorthStar Income or the amount a stockholder would realize in a private sale of shares.

The estimated value of NorthStar Income’s assets and liabilities is as of a specific date and such value is expected to fluctuate over time in response to future events, including but not limited to, changes in market interest rates for commercial real estate debt investments, changes to commercial real estate values, changes in capitalization rates, rental and growth rates, returns on competing investments, changes in administrative expenses and other costs, the amount of distributions on NorthStar Income’s common stock, repurchases of NorthStar Income’s common stock, changes in the number of shares of NorthStar Income’s common stock outstanding, the proceeds obtained for any common stock transactions, local and national economic factors and the factors specified in in Part I, Item 1A of NorthStar Income’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. There is no assurance that the methodologies used to establish the estimated value per share would be acceptable to the Financial Industry Regulatory Authority, Inc. or in compliance with Employee Retirement Income Security Act guidelines with respect to their reporting requirements.

Distribution Reinvestment Plan
In connection with its determination of the estimated value per share, the Board has determined to amend and restate NorthStar Income’s distribution reinvestment plan (the “DRP”), effective upon the date following ten days’ written notice to participants of the changes to the DRP, to provide that distributions may be reinvested in shares of NorthStar Income’s common stock at a price of $9.87, which is equal to the current estimated value per share, until such time as NorthStar Income establishes a new estimated per share value, at which time the purchase price will adjust to 100% of such estimated value per share.

The foregoing description of the DRP does not purport to be complete and is subject to, and qualified in its entirety by, the DRP that is filed as Exhibit 4.1 to this Current Report on Form 8-K, which DRP is incorporated herein by reference.

Share Repurchase Plan
In connection with the determination of the estimated value per share of NorthStar Income’s common stock, effective April 30, 2016, unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, the price paid for shares redeemed under NorthStar Income’s share repurchase program (the “SRP”) will be $9.38 per share, or 95% of the estimated value per share as of December 31, 2015. Shares repurchased in connection with a stockholder’s death or qualifying disability will continue to be repurchased at the higher of the price paid for the shares, as adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock, or NorthStar Income’s estimated value per share, as more fully described in the SRP.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Distribution Reinvestment Plan

Safe Harbor Statement
This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “will,” “may,” “plans,” “intends,” “expects” or other similar words or expressions. These statements are based on NorthStar Income’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward looking statements; NorthStar Income can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NorthStar Income’s expectations include, but are not limited to, the actual value of NorthStar Income’s common stock upon a listing, if any, the amount realized by a stockholder in the event of a sale, merger or liquidation of NorthStar Income or a private sale of shares, variations in facts underlying the assumptions used to estimate the valuation of NorthStar Income’s common stock, changes in market interest rates for commercial real estate debt investments, changes to commercial real estate values, changes in capitalization rates, rental and growth rates, returns on competing investments, changes in administrative expenses and other costs, the amount of distributions on NorthStar Income’s common stock, repurchases of NorthStar Income’s common stock, changes in the number of shares of NorthStar Income’s common stock outstanding and the proceeds obtained for any common stock transactions, the impact of any losses from NorthStar Income’s investments on cash flow and returns, property level cash flow, changes in economic conditions generally and the real estate and debt markets specifically, availability of capital, the ability to achieve targeted returns, changes to generally accepted accounting principles, policies and rules applicable to REITs and the factors specified in in Part I, Item 1A of NorthStar Income’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as in NorthStar Income’s other filings with the SEC. The foregoing list of factors is not exhaustive. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to NorthStar Income on the date of this report and NorthStar Income is under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Real Estate Income Trust, Inc.

Date: April 8, 2016	By:	/s/ Jenny B. Neslin
Jenny B. Neslin
General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Distribution Reinvestment Plan